UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2025
CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34611	20-2745790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2381 NW Executive Center Drive, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(561) 276-2239
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	CELH	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2025, the Board of Directors of Celsius Holdings, Inc., a Nevada corporation (the “Company”), appointed Mr. Eric Hanson to serve as the Company’s President and Chief Operating Officer with such appointment becoming effective on March 24, 2025. Mr. John Fieldly, the Company’s Chief Executive Officer, President and Chairman of the Board, is and will remain the Company’s Chief Executive Officer (principal executive officer) and Chairman of the Board, but Mr. Hanson will assume Mr. Fieldly’s current position as President as of March 24, 2025.

Mr. Hanson, 53 years old, has nearly 30 years of experience across sales, general management, commercial planning, and partnership management in the food and beverage industry. Mr. Hanson has been employed with PepsiCo, Inc. since 1997 including as Senior Vice President, Strategic Partnerships, from August 2022 to present, Senior Vice President, Energy Drinks, from April 2020 to August 2022, and Senior Vice President, Commercial Planning & Sales Transformation from February 2019 to April 2020. Prior to April 2020, Mr. Hanson served in roles of increasing responsibility in the areas of revenue growth management and sales and general management across Pepsi Beverages.

In connection with Mr. Hanson’s appointment as President and Chief Operating Officer, the Company has agreed, pursuant to an offer letter entered into between the Company and Mr. Hanson, to pay Mr. Hanson an annual base salary of $700,000. Additionally, Mr. Hanson is eligible to participate in the Company’s annual bonus plan and the Company’s long term incentive plan pursuant to which he is eligible to receive an aggregate of $1,150,000 of restricted stock units and performance stock units (such amount allocated equally between such awards) with the former vesting ratably on an annual basis over a three-year period, and the latter vesting at the end of a three-year period, subject to the satisfaction of certain revenue and total shareholder return targets. Mr. Hanson will also receive a one-time award in connection with his commencement of employment of $1,200,000 of restricted stock units vesting ratably on an annual basis over a three-year period. Mr. Hanson is additionally entitled to a $3,000 monthly housing allowance, subject to annual review by the Company. Mr. Hanson will also enter into the Company’s current form of director and officer Indemnification Agreement, Executive Change in Control and Indemnity Agreement, and executive severance program.

There are no family relationships between Mr. Hanson and any director or executive officer of the Company, and, except for the offer letter described above, Mr. Hanson does not have any other direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Hanson and any other persons pursuant to which he was selected as President and Chief Operating Officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: March 3, 2025	By:	/s/ John Fieldly
John Fieldly, Chief Executive Officer